Exhibit 10.3

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the ARS Pharmaceuticals, Inc. Change in Control and Severance Benefit Plan (the “Plan”) and the Executive Employment Agreement between me and ARS Pharmaceuticals, Inc. (the “Company”), dated September 14, 2018, as amended (as amended, the “Employment Agreement”).

I understand that this Release Agreement (the “Release”), together with the Plan and Employment Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein, and I acknowledge and agree that any prior severance or other post-employment termination benefits offered to me are hereby withdrawn. Certain capitalized terms used in this Release are defined in the Plan.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby acknowledge and agree to abide by my continuing obligations under my confidential information and invention assignment agreement with the Company and/or an affiliate of the Company.

I hereby confirm that, except for materials the Company has expressly authorized me to retain in writing, I have returned to the Company all Company property, including, but not limited to, all equipment, vehicles, product samples, computers, pass codes, keys, swipe cards, credit cards, documents, or other materials, in whatever form or format that I received, prepared, or helped prepare them; and that I have not retained, whether in hard copy or electronic form, any copies, duplicates, reproductions, computer disks, or excerpts thereof.

If I am an officer or director of the Company or any of its affiliated entities, effective immediately, I agree to (and hereby do) resign from any and all offices and directorships with any such entities, and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).

I understand that I may apply for unemployment insurance benefits after my employment with the Company ends and that the Company will not contest my eligibility for such benefits; provided, however, that I understand that the state agency responsible for administering unemployment insurance benefits, and not the Company, is ultimately responsible for determining my eligibility for such benefits. I further understand that, in response to any request for references from a prospective employer, the Company will only confirm my dates of employment and last job title.

I understand that if I timely sign this Release, and permit it to become effective and irrevocable in accordance with its terms, then the Company will provide me with the severance benefits to which

I am entitled in the event of a termination without Cause under my Employment Agreement or a

“Regular Termination” under the Plan, each as applicable and set forth under the Employment Agreement and Plan. In addition, as part of this Release I understand and agree to the additional terms set forth on the addendum attached hereto.

In consideration of the severance benefits and other consideration provided to me under the Plan and Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and their current and former partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, successors, insurers, affiliates and assigns (collectively, the “Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and any other Releasees, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company and any other Releasees; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties, or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act and the California Labor Code, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released.

In releasing claims unknown to me at present, I am waiving all rights and benefits under the following provision of Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any domestic or international jurisdiction: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Notwithstanding the foregoing, I understand that the following rights or claims are not included in the Released Claims: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or any other Releasees to which I am a party, the charter, bylaws, or operating agreements of the Company or any other Releasees, or under applicable law; or (b) any rights that cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Civil Rights Department, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”). While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to the maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. In addition, I understand that nothing in this Release Agreement prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, or any other conduct that I have reason to believe is unlawful. Furthermore, I understand that nothing in this Release Agreement waives any rights I may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein). In addition, nothing herein shall be interpreted or applied in a manner that limits my ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of my release of any claims under the ADEA. I hereby represent and warrant that, other than the foregoing excluded claims I am not aware of any claims I have or might have that are not included in the Released Claims. (This paragraph may be referred to herein as the “Protected Rights” paragraph.)

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and the OWBPA, and that the consideration given under the Plan for the waiver and release in this paragraph is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice of such revocation to the Company’s Human Resources department or the Company’s General Counsel; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release, provided I have not earlier revoked it.

I understand and agree that nothing in this Release or in the Plan or in the Employment Agreement is to be construed as an admission of liability or wrongdoing by the Company or any other Releasees, and that the Company and other Releasees disclaim any such liability or wrongdoing.

I understand and agree that while the I may apply for future employment with the Company or its successor, I have no right to such future employment, and the Company or its successor may, in its sole discretion, deny my employment application. I further understand and agree that in the event I obtain employment with the Company or its successor, the Company or its successor may, in its sole discretion, terminate my employment. I also acknowledge and agree that my rehire may affect the amount of severance pay and benefits to which I am entitled under the Plan (as provided in Section 2 of the Plan).

I agree that except for disclosures made (i) in confidence to my attorneys, financial advisors, accountants, spouse, or registered domestic partner, (ii) to a Government Agency, or (iii) as allowed under the Protected Rights paragraph above, I will keep this Release and its terms confidential and will not reveal its contents to anyone, unless necessary to enforce my rights hereunder or as other otherwise required by law.

I further agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any other Releasees. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this paragraph for me to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to communications between me and any Government Agency, or between me and the Company or any other Releasee, or as allowed under the Protected Rights paragraph above.

This Release, together with the Plan and Employment Agreement, constitutes the entire understanding and agreement with respect to the subject matter hereof. The provisions of this Release and the Plan and Employment Agreement are severable and if any part is found to be unenforceable, the other portions shall remain fully valid and enforceable. Additionally, if any of the waivers and releases set forth in this Release are held to be invalid, illegal, void and/or unenforceable: (i) the remaining waivers and releases shall remain fully valid and enforceable; and (ii) upon request by the Company, I shall immediately execute and deliver to the Company a release and waiver that is legal and enforceable to the fullest extent of the law. The construction and interpretation of this Release shall be subject to the terms and conditions of the Plan and Employment Agreement, and no ambiguity in this Release, Employment Agreement or the Plan shall be construed against any party as the drafter. I acknowledge that I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me. By signing below, I represent that: I have read this Release, the Employment Agreement and the Plan; I have had adequate time to consider them; I have been advised to consult with an attorney before signing this Release; I understand the meaning and application of this Release and the Plan and Employment Agreement; and that I sign this Release knowingly and voluntarily and with the intent of being bound by it.

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Eligible Employee:

By: /s/ Sarina Tanimoto

Name: Sarina Tanimoto

Date: July 15, 2026

ARS PHARMACEUTICALS, INC.

By: /s/ Donn Casale

Name: Donn Casale

Title: Chief Executive Officer

Date: July 15, 2026

Signature Page to Release Agreement

ADDENDUM

I hereby agree to this Addendum to the Release Agreement between me and ARS Pharmaceuticals, Inc. (the “Company”) to which this Addendum is attached. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Release Agreement.

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I and the Company agree my separation from the Company is a Termination Without Cause or Resignation for Good Reason, as defined in Section 7.2. of my Employment Agreement and the Company will pay me the following severance benefits described in sections 7.2.1 through Section 7.2.3 of that Agreement, which include: 12 months’ pay as severance, 12 months acceleration of outstanding stock option, and 12 months of COBRA payments, which the company may elect to pay as a lump sum payment. In addition, the Company will pay me an additional cash severance payment in an amount equal to $111,780 (which is calculated as a prorated amount of my target bonus for 2026, which I acknowledge that I did not earn on or prior to the Separation Date), which will be paid to me in a lump sum, less all applicable deductions and withholdings, within 30 days after effective date of this release, as set forth below.

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I agree to make myself available, upon reasonable notice, to respond to questions from the Company regarding matters relating to my transition, including the location of files and documents, and to facilitate the orderly transfer of files and documents in my personal possession to the Company. In addition, I agree to respond in good faith to substantive questions from the Company in connection with matters relating to my employment with the Company that might be uniquely known by me as a result of my employment with the Company. I agree to provide this assistance for up to ten (10) hours following my separation from the Company at no charge. Any time I spend beyond ten (10) hours, however, will be compensated at a rate to be agreed upon between me and the Company taking into account my experience, both work and educational, and prevailing hourly or daily rates paid to someone with my experience and background.

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I agree to cooperate with the Company in connection with its defense, prosecution, or investigation of any claims or demands by or against third parties. Such cooperation includes continuing to abide by preservation notices and obligations I was under during my employment with the Company (including, without limitation, keeping - without altering or destroying - any image(s) of my hard drives made and provided to me by a third party vendor), as well as making myself available to the Company as needed, upon reasonable notice, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. I understand that, consistent with the Company’s indemnification agreement with me, to the extent not precluded by applicable rules and regulations, the Company will reimburse me for my time spent providing such assistance and cooperation to the Company at an agreed upon daily our hourly rate to be agreed on between me and the Company taking into account the factors specified in the paragraph above, as well as all reasonable pre-approved out-of-pocket expenses I incur with such witness interviews, depositions and trial testimony (excluding foregone wages but including any reasonable legal fees, travel and other related usual and customary costs and expenses), and will make reasonable efforts to accommodate my scheduling needs. The amount of my compensation for providing the assistance to the Company specified in this paragraph shall be agreed upon by the Company and I before any of the assistance specified in this paragraph is provided.

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The Company has agreed to provide reasonable assistance in filing Form 4s and similar filings with the Securities and Exchange Commission as required by Section 16 of the Securities Exchange Act of 1934, as amended, in connection with my future sales of Common Stock of the Company. I agree that the Company is providing this service as a courtesy to me and assumes no liability to me for any such filings or the information contained therein. I agree to provide notice to the Company of any sales of stock of the Company by me on the date of each such sale in order to facilitate such filings by the Company.

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Eligible Employee:

By: /s/ Sarina Tanimoto

Name: Sarina Tanimoto

Date: July 15, 2026

ARS PHARMACEUTICALS, INC.

By: /s/ Donn Casale

Name: Donn Casale

Title: Chief Executive Officer

Date: July 15, 2026